UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

JUBILANT FLAME INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-173456	27-2775885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F., Yungeng Building, No. 478 Wuzhong Rd, Shanghai, China 200336
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 21 647 48888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, Mr. Marino Papazoglou, was appointed as new director by the company’s Board of Directors, effective immediately. Mr. Papazoglou will be paid stock compensation base on business progress. Mr. Papazoglou was granted 50,000 shares of restricted common stock per year for three years as stock compensation at the time of his appointment. The restricted stock has a value of $0.036 per share based on stock market price at stock grant date.

On January 15, 2019, Mr. Brian Cheng was appointed as new directors by the company’s Board of Directors, effective immediately. Mr. Brian Cheng will be paid stock compensation base on business progress. Mr. Cheng was granted 100,000 shares of restricted common stock per year for three years as stock compensation at the time of his appointment. The restricted stock has a value of $0.036 per share based on stock market price at stock grant date.

On January 15, 2019, the company renewed agreement with its three existing officers/directors. The company will differ salary compensation to the three officers/ directors until the company has significantly expanded its operation. At the time of agreement, the company granted the CEO, Ms. Li Yan, 200,000 shares of restricted common stock per year for three years. The company granted the CFO, Mr. Lei Wang, 100,000 shares of restricted common stock per year for three years and granted the Secretary/Treasurer, Mr. Kecheng Xu, 50,000 shares of restricted common stock per year for three years as stock compensation. The restricted compensation stock has a value of $0.036 per share based on stock market price at stock grant date.

Item 3.02. Unregistered Sales of Equity Securities.

On January 15, 2019, Mr. Marino Papazoglou was granted 50,000 restricted stock per year for three years upon his appointment as new director of the board.

On January 15, 2019, Mr. Mr. Brian Cheng was granted 100,000 restricted stock per year for three years upon his appointment as new director of the board.

On January 15, 2019, Ms. Li Yan, was granted 200,000 restricted stock per year for three years upon new compensation agreement.

On January 15, 2019, Mr. Lei Wang, was granted 100,000 restricted stock per year for three years based on new compensation agreement.

On January 15, 2019, Mr. Kecheng Xu, was granted 50,000 restricted stock per year for three years based on new compensation agreement.

The shares of common stock described above were not registered under the Securities Act of 1933 and are restricted securities. The shares were issued pursuant to the registration exemption afforded the company under Section 4(2) of the Securities Act. Each of Messrs. Wang and Xu acquired these shares for their own account. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jubilant Flame International Ltd.

Dated: January 16, 2019	By:	/s/ Li Yan
Li Yan
Chief Executive Officer

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